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                                                                     EXHIBIT 10



Springs Industries, Inc.                                Gracie P. Coleman
Executive Offices                                       Senior Vice President-
P.O. Box 70                                             Human Resources
Fort Mill, SC  29716
803/547-3756


(Date)


Name
Address
City/State/Zip

RE:      GRANT OF NON-QUALIFIED STOCK OPTION PURSUANT TO
         SPRINGS INDUSTRIES, INC., 1999 INCENTIVE STOCK PLAN


Dear ________:

This letter sets forth the agreement between you ("you" or "Optionee") and Springs Industries, Inc., a South Carolina corporation (the "Company"), regarding an option to acquire shares of the Company's Class A Common Stock (the "Common Stock").

You are a valuable and trusted associate of the Company. In recognition of your contribution to the Company, the Management Compensation and Organization Committee of the Board of Directors (the "Committee") has determined to grant you a Non-Qualified Stock Option to acquire a specified number of shares of Common Stock pursuant to the Plan.

1. The Plan. The Plan, as amended from time to time, is hereby incorporated herein and to the extent that anything herein is inconsistent with the Plan, the terms of the Plan shall control. Capitalized terms shall have the same meaning as provided in the Plan unless otherwise provided herein. A copy of the Plan is being provided to you.

2. Grant of Option. The Company hereby grants to you the right, privilege and option to purchase up to (number of stock options) shares of its Common Stock at the price of $______ per share ("Exercise Price"), in the manner and subject to the conditions hereinafter provided. Such option shall be a Non-Qualified Stock Option, and the date of grant of the Option is ________________ (the "Effective Date").

3.        Time of Exercise of Option.

          (a) Rate of Exercise. Except as otherwise provided in Section 3(b) herein and subject to termination of the option as provided in Section 5 herein, you may exercise the option granted herein only on or after the third anniversary of the Effective Date.



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         (b)        Vesting Upon Disability, Death or Retirement. Subject to
termination of the option as provided in Section 5 herein, in the event of Optionee's death while employed or retired or in the event Optionee's employment with the Company is terminated by reason of Optionee's Disability or Retirement prior to the third anniversary of the Effective Date, the option granted herein shall be deemed to be fully vested and may then be exercisable prior to the termination of the option as specified in Section 5 below on or after the later of ______________, or the date on which the option is deemed to be fully vested.

         (c) Partial Exercise. Subject to the other restrictions in the Plan and in this Agreement, this option may be exercised for all or a part of the shares with respect to which this option is exercisable under Sections 3(a) and 3(b).

4. Method of Exercise; Withholding. The option shall be exercised from time to time by written notice directed to the Company specifying the number of shares to be purchased and accompanied by payment of the Exercise Price multiplied by the number of shares to be purchased ("Purchase Price") in accordance with the Plan. Payment of the Purchase Price may be made by delivery of Common Stock which the Optionee has held for at least six (6) months and which is not then subject to any restrictions. Such Common Stock shall be valued at its Fair Market Value on the day of delivery. If any law or regulation requires the Company to take any action with respect to the shares specified in any written notice delivered by you before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Upon receipt of your written notice of exercise, the Committee may elect to settle all or a portion of the option by paying you an amount, in cash or Common Stock, equal to the excess of the Fair Market Value (determined on the date the notice of exercise is received by the Company) of the Common Stock over the Exercise Price. As provided in the Plan, the Company shall have the right to require you to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for Common Stock. You may also elect to have the Company withhold shares of Common Stock to satisfy such withholding obligations pursuant to the procedures set forth in the Plan.

5. Termination of Option. Except as herein otherwise stated, the option, to the extent not theretofore exercised, shall terminate in accordance with the Plan and upon the first to occur of the following events:

         (a)      the tenth anniversary of the date of grant of this option;

         (b) the expiration of three (3) years following the date of Optionee's death while employed or retired;

         (c) the expiration of three (3) years after the date on which Optionee's employment by the Company is terminated by reason of Optionee's Disability; or, in case of the death of Optionee during the last year of such three (3) year period, the expiration of twelve (12) months following the date of death; or

         (d) ninety days following the termination of Optionee's employment with the Company (except if such termination is by reason of Death, Retirement, or Disability); or, in case of the death of Optionee during such ninety (90) day period, the expiration of twelve (12) months following the date of death.



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          You shall be deemed to be employed by the Company if employed by the
Company or any Subsidiary.

6. Exercise upon Termination. Upon termination of employment, you (or your executors or administrators in the case of death) shall be permitted to exercise the option until its termination pursuant to Section 5 to the extent exercisable at the time of termination of employment.

7. Adjustment of Options. The number of shares for which this option has been granted may be adjusted or the option may be amended or terminated in certain circumstances in accordance with the provisions of the Plan.

8. Rights Prior to Exercise of Option. This option is not transferable by you, except by will or the laws of descent and distribution in the event of death as provided herein, and during Optionee's lifetime shall be exercisable only by Optionee. This option shall confer no rights to the holder hereof to act as a shareholder with respect to any of the shares of Common Stock subject to the option until payment of the option price and delivery of a certificate has been made.

9. No Employment Rights. This Agreement shall not confer upon you any right with respect to the continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate such employment.

10. Restrictions on Issuance of Shares. The issuance of shares of Common Stock pursuant to this option is subject to the condition that if at any time the Committee, in its discretion, determines that the listing, registration or qualification of the Common Stock upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of this option or the purchase or delivery of the Common Stock, the delivery of shares may be withheld unless and until such listing, registration or qualification is effected.

11. Optionee's Representations and Warranties. By execution of this Agreement, you represent and warrant to the Company as follows:

          (a) You are accepting this option solely for your own account for investment and not with a view to or for sale or distribution of the option or any portion thereof and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the option or any portion thereof. The entire legal and beneficial interest of the option herein accepted is for and will be held for your account only and neither in whole or in part for any other person.

          (b)       You reside at the following address:
                    (Address)
                    (City/State/Zip)

          (c) You are familiar with the Company and its plans, operations and financial condition. Prior to the acceptance of this option, you have received all information as you deem necessary and appropriate to enable an evaluation of the financial risk inherent in accepting the option and have reviewed satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.



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12.       Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators and permitted successors and assigns.

13. Notices. All notices and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or when received if mailed to the party to whom notice is to be given, by certified mail, return receipt requested postage prepaid, to the following address, or any other address specified by notice duly given.

          To Optionee as follows:  (Name)
                                   (Address)
                                   (City/State/Zip)

          To Company as follows:   Springs Industries, Inc.
                                   Attention: Office of the Corporate Secretary
                                   P. O. Box 70
                                   Fort Mill, SC 29716

14. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of South Carolina. If any term or provision hereof shall be held invalid or unenforceable, the remaining terms and provisions hereof shall continue in full force and effect. Any modification to this Agreement shall not be effective unless the same shall be in writing and such writing shall be signed by authorized representatives of both of the parties hereto.

Please signify your acceptance of the option and your agreement to be bound by the terms hereof by promptly signing one of the two original letters provided to you herewith and returning the same to the Senior Vice President-General Counsel and Secretary of the Company. Thank you for your good work and service. The Company looks forward to a long and mutually beneficial relationship.

Very truly yours,

SPRINGS INDUSTRIES, INC.



By:
   ------------------------------------------
         Gracie P. Coleman
Title:   Sr. Vice President-Human Resources

ACCEPTED AND AGREED the _____ day
of ______________, ____.

OPTIONEE:


                                               (Seal)
----------------------------------------------
(Name)



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